Press Release For immediate release Aimee Partin, Investor Relations Graham Galt, Media Relations 404-724-4248 404-439-3070

Invesco Reports Results for the Three Months and Year Ended December 31, 2020

Atlanta, January 26, 2021 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2020.

Flows	long-term net inflows of $9.8 billion in Q4-20 compared to $7.8 billion in Q3-20
AUM	ending AUM increased 10.8% to $1,349.9 billion compared to Q3-20 ending AUM of $1,218.2 billion average AUM in Q4-20 increased 6.0% to $1,278.2 billion compared to $1,206.2 billion in Q3-20
Operating margin	operating margin declined to 13.4% in Q4-20 compared to 17.9% in Q3-20 adjusted operating margin(1) improved to 39.5% in Q4-20 compared to 37.2% in Q3-20
EPS	diluted EPS increased to $0.46 compared to $0.41 in Q3-20 adjusted diluted EPS(1) increased to $0.72 compared to $0.53 in Q3-20
(1) Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

Update from Marty Flanagan, President and CEO

“2020 was one of the most challenging years for our industry and the world,” said Marty Flanagan, President and Chief Executive Officer of Invesco Ltd. “While the pandemic remains pervasive, we look forward to 2021 with cautious optimism that conditions will improve. Our focus continues to be on executing our long-term strategy while supporting our employees and delivering solutions to help clients achieve their investment objectives.

“Over the past decade, we’ve been tremendously successful investing ahead of shifts in client demand, placing us in a very strong position to take advantage of key industry tailwinds in the future. Our investment in these capabilities and the tremendous focus on our clients produced good momentum in our business that became more visible as the year progressed. We ended 2020 with six straight months of net long-term inflows totaling nearly $18 billion, with progress across a broad variety of channels, geographies and asset classes building on our strong foundation as we head into 2021.

"We had net long-term inflows in the fourth quarter of nearly $10 billion. Long-term flows into Fixed Income capabilities remained strong, while we also saw significant client demand for equities, particularly ETFs, quantitative and indexed strategies. We saw another quarter of significant net inflows in our Asia Pacific region, and flows in the Americas turned positive.
“Improved flow fundamentals, combined with favorable markets, increased ending AUM to $1.35 trillion, a record for our firm. Our net revenues and EPS increased in the period. We continued to optimize our balance sheet by reducing outstanding borrowings under our revolver to zero while improving our cash balances.

“We are well positioned in areas of high market demand, with the majority of our investment capabilities aligned with future growth areas. We have invested and will continue to invest in key areas of future growth, including ETFs, Fixed Income, China, Solutions, Alternatives and Global Equities. We remain focused on meeting client needs in a challenging environment while running a disciplined business, working toward sustained organic growth and executing on our strategic evaluation.”

Net flows:
Long-term net inflows were $9.8 billion for the fourth quarter, compared to $7.8 billion in the third quarter. $9.4 billion of the long-term net inflows were into Passive AUM.

Overall areas of strength by asset class include long-term net inflows of $8.2 billion into fixed income products and $5.1 billion into equity products, which were offset by long-term net outflows of $4.3 billion in alternative products. On a geographic basis, the Asia and Americas regions achieved long-term net inflows of $9.1 billion and $2.2 billion, respectively.

We saw inflows of $5.9 billion in non-management fee earning AUM, offset by outflows of $1.9 billion from money market funds during the quarter. Net market gains and foreign exchange rate movements led to increases of $95.0 billion and $9.9 billion in AUM, respectively, during the fourth quarter. Ending AUM was up 10.8% from the third quarter, while average AUM increased 6.0% during the fourth quarter.

Summary of net flows (in billions)	Q4-20	Q3-20	Q4-19	2020	2019
Active	$0.4	$1.8	$(16.2)	$(31.8)	$(49.7)
Passive	9.4	6.0	2.2	16.1	15.3
Long-term net flows	9.8	7.8	(14.0)	(15.7)	(34.4)
Non-management fee earning AUM	5.9	7.0	0.7	(5.1)	9.2
Institutional money market	(1.9)	(3.5)	(7.1)	14.3	(2.0)
Total net flows	$13.8	$11.3	$(20.4)	$(6.5)	$(27.2)

Annualized long-term organic growth rate (1)	3.9%	3.3%	(5.7)%	(1.6)%	(3.9)%

(1) Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Fourth Quarter Highlights:

Financial Results	Q4-20		Q3-20		Q4-20 vs. Q3-20	Q4-19		Q4-20 vs. Q4-19
U.S. GAAP Financial Measures
Operating revenues	$1,630.1	m	$1,497.6	m	8.8%	$1,742.8	m	(6.5)%
Operating income	$217.8	m	$268.5	m	(18.9)%	$314.6	m	(30.8)%
Operating margin	13.4%		17.9%			18.1%
Net income attributable to Invesco Ltd.	$211.1	m	$191.7	m	10.1%	$179.8	m	17.4%
Diluted EPS	$0.46		$0.41		12.2%	$0.39		17.9%

Adjusted Financial Measures (1)
Net revenues	$1,228.4	m	$1,092.5	m	12.4%	$1,267.8	m	(3.1)%
Adjusted operating income	$485.4	m	$406.7	m	19.4%	$505.5	m	(4.0)%
Adjusted operating margin	39.5%		37.2%			39.9%
Adjusted net income attributable to Invesco Ltd.	$333.9	m	$244.0	m	36.8%	$293.6	m	13.7%
Adjusted diluted EPS	$0.72		$0.53		35.8%	$0.64		12.5%

Assets Under Management
Ending AUM	$1,349.9	bn	$1,218.2	bn	10.8%	$1,226.2	bn	10.1%
Average AUM	$1,278.2	bn	$1,206.2	bn	6.0%	$1,200.6	bn	6.5%

Headcount	8,512		8,750		(2.7)%	8,821		(3.5)%

2020 Highlights:

Financial Results	2020		2019		%Change
U.S. GAAP Financial Measures
Operating revenues	$6,145.6	m	$6,117.4	m	0.5%
Operating income	$920.4	m	$808.2	m	13.9%
Operating margin	15.0%		13.2%
Net income attributable to Invesco Ltd.	$524.8	m	$564.7	m	(7.1)%
Diluted EPS	$1.13		$1.28		(11.7)%

Adjusted Financial Measures (1)
Net revenues	$4,501.0	m	$4,415.1	m	1.9%
Adjusted operating income	$1,664.5	m	$1,655.8	m	0.5%
Adjusted operating margin	37.0%		37.5%
Adjusted net income attributable to Invesco Ltd.	$892.9	m	$1,124.0	m	(20.6)%
Adjusted diluted EPS	$1.93		$2.55		(24.3)%

Assets Under Management
Ending AUM	$1,349.9	bn	$1,226.2	bn	10.1%
Average AUM	$1,194.9	bn	$1,094.4	bn	9.2%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

Fourth Quarter U.S. GAAP Operating Results:

Operating revenues and expenses: During the fourth quarter, operating revenue increases were driven by higher average AUM resulting from net inflows and market growth, as well as performance fees earned during the quarter. Revenues grew by $132.5 million compared to the third quarter, including a $7.4 million increase due to movements in foreign currency rates. The revenue growth included an increase of $52.0 million in investment management fees from higher average AUM. Performance fees were $57.3 million in the fourth quarter and were earned primarily from real estate and equity products. Invesco's share of the $96.0 million of revenues earned by our Chinese joint venture, including $20.7 million of performance fees, as well as our share of the $47.7 million of operating expenses are included in non-operating income and expenses as equity in earnings of unconsolidated affiliates.

Expenses were up by $183.2 million compared to the third quarter, including an increase of $8.1 million from foreign currency movements and revaluations. The increase included higher transaction, integration, and restructuring expenses of $104.1 million primarily from severance costs incurred as part of the company's strategic evaluation program. Third-party distribution, service and advisory expense increased $26.9 million driven by higher average AUM. Employee compensation expense grew $42.4 million due primarily to higher deferred compensation expense and increased variable compensation associated with performance fees. Marketing expenses increased $5.0 million due to seasonal activity. General and administrative expense increased $6.2 million for the quarter, principally from costs related to investments in data management and security.

Operating income was $217.8 million for the fourth quarter, down from $268.5 million in the third quarter, driven by higher transaction, integration and restructuring expenses. Operating margin decreased to 13.4% in the fourth quarter from 17.9% in the third quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $26.0 million, driven primarily by performance fees earned by our Chinese joint venture. Interest and dividend income was $9.1 million for the fourth quarter, which mostly represents year-end distributions from investments. Interest expense decreased to $24.4 million in the fourth quarter, as the third quarter was the final quarter in which dividends were paid related to the previously disclosed forward purchase agreements. Other gains and losses was a net gain of $59.9 million driven by market value changes on deferred compensation and seed investments. Other income/(expense) of consolidated investment products (CIP), net was a net gain of $111.3 million comprised of market-driven gains and losses of investments held by CIP and net interest income of CIP. The effective tax rate on net income decreased in the fourth quarter primarily as a result of certain unrealized gains on our seed investments being taxed at a lower rate, due to the jurisdiction of our holdings, and a tax benefit arising from the reduction of the state income tax rate.

Diluted earnings per common share: Diluted earnings per common share increased 12.2% to $0.46 for the fourth quarter.

Fourth Quarter Adjusted(1) Operating Results:

During the fourth quarter, net revenues increased $135.9 million, or 12.4%, driven by higher average AUM as well as increased performance fees. Adjusted operating expenses increased 8.3% in the fourth quarter to $743.0 million from $685.8 million, driven by higher variable incentive compensation associated with higher revenues.

Adjusted operating income improved $78.7 million to $485.4 million from $406.7 million in the third quarter, driven by positive operating leverage. Adjusted operating margin improved to 39.5% from 37.2% in the third quarter.

Adjusted diluted earnings per common share increased 35.8% to $0.72 in the period as a result of improved operating results, as well as the impact of unrealized market valuation increases in our seed investments in the period and reduced interest expense as compared to the third quarter. The effective tax rate on adjusted net income was lower in the period primarily as a result of certain unrealized gains on our seed investments being taxed at a lower rate, due to the jurisdiction of our holdings.

(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measures.

Capital Management:

Cash and cash equivalents: $1,408.4 million at December 31,2020 ($1,066.6 million at September 30, 2020).

Long-term debt: $2,082.6 million, which includes the credit facility balance of zero as of December 31, 2020 (credit facility: $90.0 million at September 30, 2020).

Common share repurchases: During the fourth quarter of 2020, the company did not purchase any of its shares in the open market.

Diluted common shares outstanding (end of period): 463.3 million

Dividends paid: fourth quarter: $71.5 million (common); $59.2 million (preferred)
         year-to-date: $357.4 million (common); $236.8 million (preferred)

Common dividends declared: The company is announcing a fourth quarter cash dividend of $0.155 per share to holders of common shares. The dividend is payable on March 2, 2021, to common shareholders of record at the close of business on February 16, 2021, with an ex-dividend date of February 12, 2021.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from December 1, 2020 through February 28, 2021. The preferred dividend is payable on March 1, 2021 to preferred shareholders of record at close of business on February 16, 2021.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in 25 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. For more information, visit http://www.invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, January 26, 2021, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, February 9, 2021 at 5:00 p.m. ET by calling 1-800-867-1930 for U.S. and Canadian callers or 1-203-369-3371 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-20	Q3-20	% Change	Q4-19	% Change
Operating revenues:
Investment management fees	$1,148.8	$1,096.8	4.7%	$1,254.2	(8.4)%
Service and distribution fees	367.8	352.7	4.3%	378.0	(2.7)%
Performance fees	57.3	—	N/A	49.8	15.1%
Other	56.2	48.1	16.8%	60.8	(7.6)%
Total operating revenues	1,630.1	1,497.6	8.8%	1,742.8	(6.5)%
Operating expenses:
Third-party distribution, service and advisory	507.7	480.8	5.6%	528.1	(3.9)%
Employee compensation	486.9	444.5	9.5%	460.1	5.8%
Marketing	20.6	15.6	32.1%	41.0	(49.8)%
Property, office and technology	126.1	127.5	(1.1)%	140.8	(10.4)%
General and administrative	95.9	89.7	6.9%	121.7	(21.2)%
Transaction, integration, and restructuring	175.1	71.0	146.6%	136.5	28.3%
Total operating expenses	1,412.3	1,229.1	14.9%	1,428.2	(1.1)%
Operating income	217.8	268.5	(18.9)%	314.6	(30.8)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	26.0	18.6	39.8%	9.5	173.7%
Interest and dividend income	9.1	2.6	250.0%	14.0	(35.0)%
Interest expense	(24.4)	(33.8)	(27.8)%	(34.6)	(29.5)%
Other gains and losses, net	59.9	31.5	90.2%	(3.3)	N/A
Other income/(expense) of CIP, net	111.3	99.2	12.2%	22.8	388.2%
Income before income taxes	399.7	386.6	3.4%	323.0	23.7%
Income tax provision	(68.9)	(91.9)	(25.0)%	(80.4)	(14.3)%
Net income	330.8	294.7	12.2%	242.6	36.4%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(60.5)	(43.8)	38.1%	(3.6)	1,580.6%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$211.1	$191.7	10.1%	$179.8	17.4%

Earnings per common share:
---basic	$0.46	$0.42	9.5%	$0.40	15.0%
---diluted	$0.46	$0.41	12.2%	$0.39	17.9%

Average common shares outstanding:
---basic	461.0	461.1	0.0%	454.1	1.5%
---diluted	463.5	463.5	0.0%	457.9	1.2%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	For the year ended December 31,
	2020	2019	% Change
Operating revenues:
Investment management fees	$4,451.0	$4,506.3	(1.2)%
Service and distribution fees	1,419.0	1,276.5	11.2%
Performance fees	65.6	102.2	(35.8)%
Other	210.0	232.4	(9.6)%
Total operating revenues	6,145.6	6,117.4	0.5%
Operating expenses:
Third-party distribution, service and advisory	1,947.6	1,893.0	2.9%
Employee compensation	1,807.9	1,709.3	5.8%
Marketing	83.3	135.6	(38.6)%
Property, office and technology	512.3	494.1	3.7%
General and administrative	480.8	404.2	19.0%
Transaction, integration, and restructuring	393.3	673.0	(41.6)%
Total operating expenses	5,225.2	5,309.2	(1.6)%
Operating income	920.4	808.2	13.9%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	72.7	56.4	28.9%
Interest and dividend income	20.5	28.5	(28.1)%
Interest expense	(129.3)	(135.7)	(4.7)%
Other gains and losses, net	44.9	65.7	(31.7)%
Other income/(expense) of CIP, net	139.9	149.8	(6.6)%
Income before income taxes	1,069.1	972.9	9.9%
Income tax provision	(261.6)	(235.1)	11.3%
Net income	807.5	737.8	9.4%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(45.9)	(49.5)	(7.3)%
Less: Dividends declared on preferred shares	(236.8)	(123.6)	91.6%
Net income attributable to Invesco Ltd.	$524.8	$564.7	(7.1)%

Earnings per common share:
---basic	$1.14	$1.29	(11.6)%
---diluted	$1.13	$1.28	(11.7)%

Average common shares outstanding:
---basic	459.5	437.8	5.0%
---diluted	462.5	440.5	5.0%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

	Quarter			Year
in millions	Q4-20	Q3-20	Q4-19	2020	2019
Operating revenues, U.S. GAAP basis	$1,630.1	$1,497.6	$1,742.8	$6,145.6	$6,117.4
Invesco Great Wall	96.0	65.3	44.0	263.2	157.2
Revenue Adjustments(1)
Investment management fees	(206.7)	(192.6)	(211.9)	(779.8)	(814.4)
Service and distribution fees	(256.0)	(245.0)	(264.4)	(986.1)	(886.3)
Other	(45.0)	(43.2)	(51.8)	(181.7)	(192.3)
Total Revenue Adjustments	(507.7)	(480.8)	(528.1)	(1,947.6)	(1,893.0)
CIP	10.0	10.4	9.1	39.8	33.5
Net revenues	$1,228.4	$1,092.5	$1,267.8	$4,501.0	$4,415.1

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-20	Q3-20	Q4-19	2020	2019
Operating income, U.S. GAAP basis	$217.8	$268.5	$314.6	$920.4	$808.2
Invesco Great Wall	48.3	37.7	18.2	143.7	76.5
CIP	9.3	14.8	19.6	62.0	61.6
Transaction, integration, and restructuring	175.1	71.0	136.5	393.3	673.0
Compensation expense related to market valuation changes in deferred compensation plans	34.9	14.7	16.6	39.8	36.5
Fund rebalancing correction (2)	—	—	—	105.3	—
Adjusted operating income	$485.4	$406.7	$505.5	$1,664.5	$1,655.8

Operating margin (3)	13.4%	17.9%	18.1%	15.0%	13.2%
Adjusted operating margin (4)	39.5%	37.2%	39.9%	37.0%	37.5%
Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

	Quarter			Year
in millions	Q4-20	Q3-20	Q4-19	2020	2019
Net income attributable to Invesco Ltd., U.S. GAAP basis	$211.1	$191.7	$179.8	$524.8	$564.7
CIP	—	(9.6)	0.3	(9.4)	1.6
Transaction, integration, and restructuring, net of tax	142.4	65.2	115.7	339.7	558.1
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	(13.0)	(7.1)	(4.2)	(20.1)	(7.9)
Fund Rebalancing correction, net of tax (2)	—	—	—	80.0	—
Foreign exchange hedge, net of tax	—	—	2.5	(0.9)	0.7
Acquisition-related contingent consideration, net of tax	(2.3)	0.2	(0.5)	(11.5)	6.8
Impact of tax rate changes (5)	(4.3)	3.6	—	(0.7)	—
Release of uncertain tax position (6)	$—	$—	$—	$(9.0)	$—
Adjusted net income attributable to Invesco Ltd. (7)	$333.9	$244.0	$293.6	$892.9	$1,124.0

Average common shares outstanding - diluted	463.5	463.5	457.9	462.5	440.5
Diluted EPS	$0.46	$0.41	$0.39	$1.13	$1.28
Adjusted diluted EPS (8)	$0.72	$0.53	$0.64	$1.93	$2.55

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-20	Q3-20	Q4-19	2020	2019
Operating expenses, U.S. GAAP basis	$1,412.3	$1,229.1	$1,428.2	$5,225.2	$5,309.2
Invesco Great Wall	47.7	27.6	25.8	119.5	80.7
Third party distribution, service, and advisory expenses	(507.7)	(480.8)	(528.1)	(1,947.6)	(1,893.0)
CIP	0.7	(4.4)	(10.5)	(22.2)	(28.1)
Transaction, integration, and restructuring	(175.1)	(71.0)	(136.5)	(393.3)	(673.0)
Compensation expense related to market valuation changes in deferred compensation plans	(34.9)	(14.7)	(16.6)	(39.8)	(36.5)
Fund Rebalancing correction (2)	—	—	—	(105.3)	—
Adjusted operating expenses	$743.0	$685.8	$762.3	$2,836.5	$2,759.3

Employee compensation, U.S. GAAP basis	$486.9	$444.5	$460.1	$1,807.9	$1,709.3
Invesco Great Wall	39.4	21.0	19.0	93.0	57.6
Compensation expense related to market valuation changes in deferred compensation plans	(34.9)	(14.7)	(16.6)	(39.8)	(36.5)
Adjusted employee compensation	$491.4	$450.8	$462.5	$1,861.1	$1,730.4

Marketing, U.S. GAAP basis	$20.6	$15.6	$41.0	$83.3	$135.6
Invesco Great Wall	3.6	2.4	3.5	10.5	9.0
Adjusted marketing	$24.2	$18.0	$44.5	$93.8	$144.6

Property, office and technology, U.S. GAAP basis	$126.1	$127.5	$140.8	$512.3	$494.1
Invesco Great Wall	2.7	2.7	2.3	9.9	9.0
Adjusted property, office and technology	$128.8	$130.2	$143.1	$522.2	$503.1

General and administrative, U.S. GAAP basis	$95.9	$89.7	$121.7	$480.8	$404.2
Invesco Great Wall	2.0	1.5	1.0	6.1	5.1
CIP	0.7	(4.4)	(10.5)	(22.2)	(28.1)
Fund Rebalancing correction (2)	—	—	—	(105.3)	—
Adjusted general and administrative	$98.6	$86.8	$112.2	$359.4	$381.2

Transaction, integration, and restructuring, U.S. GAAP basis	$175.1	$71.0	$136.5	$393.3	$673.0
Transaction, integration, and restructuring	(175.1)	(71.0)	(136.5)	(393.3)	(673.0)
Adjusted transaction, integration, and restructuring	$—	$—	$—	$—	$—

(1) Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(2)    The company recorded a charge of $105.3 million in the second quarter of 2020 due to a previously disclosed S&P 500 equal weight funds rebalancing correction. Due to the unique character and magnitude of this item, it has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures.

(3)    Operating margin is equal to operating income divided by operating revenues.

(4)    Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(5)    The fourth quarter of 2020 included a non-cash income tax benefit of $4.3 million arising from the revaluation of certain intangible deferred tax liabilities due to tax rate changes. The third quarter of 2020 included a non–cash income tax expense of $3.6 million arising from the revaluation of certain deferred tax liabilities due to the increase in the UK corporate tax rate.

(6)    Represents a one-time, non-cash benefit to income tax expense as a result of the release of an uncertain tax position in the first quarter of 2020. Both the establishment and the reversal of the uncertain tax position were removed from non-GAAP results in the respective periods.

(7) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 21.7% (third quarter 2020: 24.2%; fourth quarter 2019: 22.5%; 2020: 24.1%; 2019: 22.4%).

(8)    Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q4-20		Q3-20		% Change	Q4-19
Beginning Assets	$1,218.2		$1,145.2		6.4%	$1,184.4
Long-term inflows	91.6		71.9		27.4%	60.7
Long-term outflows	(81.8)		(64.1)		27.6%	(74.7)
Long-term net flows	9.8		7.8		25.6%	(14.0)
Net flows in non-management fee earning AUM(a)	5.9		7.0		(15.7)%	0.7
Net flows in money market funds	(1.9)		(3.5)		(45.7)%	(7.1)
Total net flows	13.8		11.3		22.1%	(20.4)
Reinvested distributions	13.0		1.0		1,200.0%	13.0
Market gains and losses	95.0		53.0		79.2%	39.6
Foreign currency translation	9.9		7.7		28.6%	9.6
Ending Assets	$1,349.9		$1,218.2		10.8%	$1,226.2

Ending long-term AUM	$1,073.5		$963.7		11.4%	$1,008.1
Average long-term AUM	$1,017.2		$956.3		6.4%	$986.7
Average AUM	$1,278.2		$1,206.2		6.0%	$1,200.6

Gross revenue yield on AUM(b)	53.5	bps	51.9	bps		60.0	bps
Gross revenue yield on AUM before performance fees(b)	51.7	bps	51.9	bps		58.3	bps
Net revenue yield on AUM(c)	38.4	bps	36.2	bps		42.2	bps
Net revenue yield on AUM before performance fees(c)	36.0	bps	36.0	bps		40.5	bps

in billions	Total AUM	Active(f)	Passive(f)
September 30, 2020	$1,218.2	$900.2	$318.0
Long-term inflows	91.6	57.3	34.3
Long-term outflows	(81.8)	(56.9)	(24.9)
Long-term net flows	9.8	0.4	9.4
Net flows in non-management fee earning AUM(a)	5.9	—	5.9
Net flows in money market funds	(1.9)	(1.9)	—
Total net flows	13.8	(1.5)	15.3
Reinvested distributions	13.0	13.0	—
Market gains and losses	95.0	58.0	37.0
Foreign currency translation	9.9	9.6	0.3
December 31, 2020	$1,349.9	$979.3	$370.6

Average AUM	$1,278.2	$935.1	$343.1
Gross revenue yield on AUM(b)	53.5bps	66.6bps	20.2bps
Net revenue yield on AUM(c)	38.4bps	48.4bps	11.4bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2020	$1,218.2	$846.1	$372.1
Long-term inflows	91.6	64.2	27.4
Long-term outflows	(81.8)	(65.0)	(16.8)
Long-term net flows	9.8	(0.8)	10.6
Net flows in non-management fee earning AUM(a)	5.9	1.1	4.8
Net flows in money market funds	(1.9)	(1.4)	(0.5)
Total net flows	13.8	(1.1)	14.9
Reinvested distributions	13.0	12.6	0.4
Market gains and losses	95.0	84.5	10.5
Foreign currency translation	9.9	5.0	4.9
December 31, 2020	$1,349.9	$947.1	$402.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
September 30, 2020	$1,218.2	$592.4	$276.4	$68.1	$109.3	$172.0
Long-term inflows	91.6	45.7	26.7	9.7	—	9.5
Long-term outflows	(81.8)	(40.6)	(18.5)	(8.9)	—	(13.8)
Long-term net flows	9.8	5.1	8.2	0.8	—	(4.3)
Net flows in non-management fee earning AUM(a)	5.9	1.2	4.7	—	—	—
Net flows in money market funds	(1.9)	—	—	—	(1.9)	—
Total net flows	13.8	6.3	12.9	0.8	(1.9)	(4.3)
Reinvested distributions	13.0	10.3	0.9	1.4	—	0.4
Market gains and losses	95.0	77.0	4.4	7.0	(0.1)	6.7
Foreign currency translation	9.9	3.6	1.8	1.6	1.2	1.7
December 31, 2020	$1,349.9	$689.6	$296.4	$78.9	$108.5	$176.5

Average AUM	$1,278.2	$638.2	$288.2	$72.5	$105.1	$174.2

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
September 30, 2020	$1,218.2	$871.6	$59.0	$139.9	$147.7
Long-term inflows	91.6	50.6	4.9	14.6	21.5
Long-term outflows	(81.8)	(48.4)	(5.1)	(15.9)	(12.4)
Long-term net flows	9.8	2.2	(0.2)	(1.3)	9.1
Net flows in non-management fee earning AUM(a)	5.9	6.1	0.3	(0.5)	—
Net flows in money market funds	(1.9)	(2.8)	—	0.2	0.7
Total net flows	13.8	5.5	0.1	(1.6)	9.8
Reinvested distributions	13.0	12.9	0.1	—	—
Market gains and losses	95.0	68.7	4.5	11.6	10.2
Foreign currency translation	9.9	1.2	3.2	1.9	3.6
December 31, 2020	$1,349.9	$959.9	$66.9	$151.8	$171.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	December 31, 2020		December 31, 2019		% Change
Beginning Assets	$1,226.2		$888.2		38.1%
Long-term inflows	310.9		227.5		36.7%
Long-term outflows	(326.6)		(261.9)		24.7%
Long-term net flows	(15.7)		(34.4)		(54.4)%
Net flows in non-management fee earning AUM(a)	(5.1)		9.2		N/A
Net flows in money market funds	14.3		(2.0)		N/A
Total net flows	(6.5)		(27.2)		(76.1)%
Reinvested distributions	16.9		17.9		(5.6)%
Market gains and losses	103.0		120.4		(14.5)%
Acquisitions (g)	—		224.4		N/A
Foreign currency translation	10.3		2.5		312.0%
Ending Assets	$1,349.9		$1,226.2		10.1%

Ending long-term AUM	$1,073.5		$1,008.1		6.5%
Average long-term AUM	$952.0		$887.1		7.3%
Average AUM	$1,194.9		$1,094.4		9.2%

Gross revenue yield on AUM(b)	53.7	bps	57.8	bps
Gross revenue yield on AUM before performance fees(b)	53.1	bps	56.8	bps
Net revenue yield on AUM(c)	37.7	bps	40.3	bps
Net revenue yield on AUM before performance fees(c)	36.8	bps	39.4	bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2019	$1,226.2	$929.2	$297.0
Long-term inflows	310.9	204.3	106.6
Long-term outflows	(326.6)	(236.1)	(90.5)
Long-term net flows	(15.7)	(31.8)	16.1
Net flows in non-management fee earning AUM(a)	(5.1)	—	(5.1)
Net flows in money market funds	14.3	14.3	—
Total net flows	(6.5)	(17.5)	11.0
Reinvested distributions	16.9	16.9	—
Market gains and losses	103.0	40.8	62.2
Foreign currency translation	10.3	9.9	0.4
December 31, 2020	$1,349.9	$979.3	$370.6

Average AUM	$1,194.9	$893.0	$301.9
Gross revenue yield on AUM(b)	53.7bps	65.4bps	21.0bps
Net revenue yield on AUM(c)	37.7bps	46.4bps	12.0bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$1,226.2	$878.2	$348.0
Long-term inflows	310.9	221.6	89.3
Long-term outflows	(326.6)	(267.6)	(59.0)
Long-term net flows	(15.7)	(46.0)	30.3
Net flows in non-management fee earning AUM(a)	(5.1)	7.2	(12.3)
Net flows in money market funds	14.3	2.0	12.3
Total net flows	(6.5)	(36.8)	30.3
Reinvested distributions	16.9	16.3	0.6
Market gains and losses	103.0	85.4	17.6
Foreign currency translation	10.3	4.0	6.3
December 31, 2020	$1,349.9	$947.1	$402.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2019	$1,226.2	$598.8	$283.5	$67.3	$91.4	$185.2
Long-term inflows	310.9	134.6	102.9	30.5	—	42.9
Long-term outflows	(326.6)	(167.4)	(76.8)	(29.7)	—	(52.7)
Long-term net flows	(15.7)	(32.8)	26.1	0.8	—	(9.8)
Net flows in non-management fee earning AUM(a)	(5.1)	17.2	(22.3)	—	—	—
Net flows in money market funds	14.3	—	—	—	14.3	—
Total net flows	(6.5)	(15.6)	3.8	0.8	14.3	(9.8)
Reinvested distributions	16.9	11.5	2.3	1.8	—	1.3
Market gains and losses	103.0	92.2	4.7	7.1	1.2	(2.2)
Foreign currency translation	10.3	2.7	2.1	1.9	1.6	2.0
December 31, 2020	$1,349.9	$689.6	$296.4	$78.9	$108.5	$176.5

Average AUM	$1,194.9	$573.1	$275.3	$65.1	$108.4	$173.0

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$1,226.2	$879.5	$74.4	$143.7	$128.6
Long-term inflows	310.9	176.2	13.0	57.6	64.1
Long-term outflows	(326.6)	(206.7)	(19.6)	(55.5)	(44.8)
Long-term net flows	(15.7)	(30.5)	(6.6)	2.1	19.3
Net flows in non-management fee earning AUM(a)	(5.1)	3.6	0.2	(9.6)	0.7
Net flows in money market funds	14.3	10.9	0.1	0.2	3.1
Total net flows	(6.5)	(16.0)	(6.3)	(7.3)	23.1
Reinvested distributions	16.9	16.6	0.2	—	0.1
Market gains and losses	103.0	79.3	(2.7)	12.7	13.7
Foreign currency translation	10.3	0.5	1.3	2.7	5.8
December 31, 2020	$1,349.9	$959.9	$66.9	$151.8	$171.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f)

in billions	Q4-20		Q3-20		% Change	Q4-19
Beginning Assets	$318.0		$281.7		12.9%	$277.4
Long-term inflows	34.3		21.9		56.6%	20.3
Long-term outflows	(24.9)		(15.9)		56.6%	(18.1)
Long-term net flows	9.4		6.0		56.7%	2.2
Net flows in non-management fee earning AUM(a)	5.9		7.0		(15.7)%	0.7
Net flows in money market funds	—		—		N/A	—
Total net flows	15.3		13.0		17.7%	2.9
Market gains and losses	37.0		23.0		60.9%	16.3
Foreign currency translation	0.3		0.3		—%	0.4
Ending Assets	$370.6		$318.0		16.5%	$297.0

Average long-term AUM	$187.0		$169.4		10.4%	$165.5
Average AUM	$343.1		$307.7		11.5%	$286.4

Gross revenue yield on AUM(b)	20.2	bps	20.5	bps		23.4	bps
Gross revenue yield on AUM before performance fees(b)	20.2	bps	20.5	bps		23.4	bps
Net revenue yield on AUM(c)	11.4	bps	11.4	bps		14.6	bps
Net revenue yield on AUM before performance fees(c)	11.4	bps	11.4	bps		14.6	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2020	$318.0	$304.1	$13.9
Long-term inflows	34.3	29.3	5.0
Long-term outflows	(24.9)	(24.1)	(0.8)
Long-term net flows	9.4	5.2	4.2
Net flows in non-management fee earning AUM(a)	5.9	1.2	4.7
Net flows in money market funds	—	—	—
Total net flows	15.3	6.4	8.9
Market gains and losses	37.0	35.2	1.8
Foreign currency translation	0.3	0.3	—
December 31, 2020	$370.6	$346.0	$24.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
September 30, 2020	$318.0	$258.4	$33.6	$0.8	$—	$25.2
Long-term inflows	34.3	27.5	2.8	0.1	—	3.9
Long-term outflows	(24.9)	(17.3)	(4.2)	—	—	(3.4)
Long-term net flows	9.4	10.2	(1.4)	0.1	—	0.5
Net flows in non-management fee earning AUM(a)	5.9	1.2	4.7	—	—	—
Net flows in money market funds	—	—	—	—	—	—
Total net flows	15.3	11.4	3.3	0.1	—	0.5
Market gains and losses	37.0	36.4	—	0.1	—	0.5
Foreign currency translation	0.3	0.2	0.1	—	—	—
December 31, 2020	$370.6	$306.4	$37.0	$1.0	$—	$26.2

Average AUM	$343.1	$280.0	$36.9	$0.9	$—	$25.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
September 30, 2020	$318.0	$256.5	$0.7	$53.9	$6.9
Long-term inflows	34.3	25.2	0.1	8.1	0.9
Long-term outflows	(24.9)	(15.8)	(0.4)	(7.9)	(0.8)
Long-term net flows	9.4	9.4	(0.3)	0.2	0.1
Net flows in non-management fee earning AUM(a)	5.9	6.1	0.3	(0.5)	—
Net flows in money market funds	—	—	—	—	—
Total net flows	15.3	15.5	—	(0.3)	0.1
Market gains and losses	37.0	31.0	0.1	5.0	0.9
Foreign currency translation	0.3	—	—	0.3	—
December 31, 2020	$370.6	$303.0	$0.8	$58.9	$7.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f)

in billions	December 31, 2020		December 31, 2019		% Change
Beginning Assets	$297.0		$221.0		34.4%
Long-term inflows	106.6		80.7		32.1%
Long-term outflows	(90.5)		(65.4)		38.4%
Long-term net flows	16.1		15.3		5.2%
Net flows in non-management fee earning AUM(a)	(5.1)		9.3		N/A
Net flows in money market funds	—		—		N/A
Total net flows	11.0		24.6		(55.3)%
Market gains and losses	62.2		46.9		32.6%
Acquisitions (g)	—		4.5		N/A
Foreign currency translation	0.4		—		N/A
Ending Assets	$370.6		$297.0		24.8%

Average long-term AUM	$167.4		$152.4		9.8%
Average AUM	$301.9		$264.3		14.2%

Gross revenue yield on AUM(b)	21.0	bps	23.9	bps
Gross revenue yield on AUM before performance fees(b)	21.0	bps	23.9	bps
Net revenue yield on AUM(c)	12.0	bps	14.6	bps
Net revenue yield on AUM before performance fees(c)	12.0	bps	14.6	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2019	$297.0	$275.8	$21.2
Long-term inflows	106.6	93.6	13.0
Long-term outflows	(90.5)	(89.0)	(1.5)
Long-term net flows	16.1	4.6	11.5
Net flows in non-management fee earning AUM(a)	(5.1)	7.3	(12.4)
Net flows in money market funds	—	—	—
Total net flows	11.0	11.9	(0.9)
Market gains and losses	62.2	57.9	4.3
Foreign currency translation	0.4	0.4	—
December 31, 2020	$370.6	$346.0	$24.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2019	$297.0	$217.1	$58.9	$0.9	$—	$20.1
Long-term inflows	106.6	73.4	12.6	0.1	—	20.5
Long-term outflows	(90.5)	(63.0)	(11.5)	—	—	(16.0)
Long-term net flows	16.1	10.4	1.1	0.1	—	4.5
Net flows in non-management fee earning AUM(a)	(5.1)	17.2	(22.3)	—	—	—
Net flows in money market funds	—	—	—	—	—	—
Total net flows	11.0	27.6	(21.2)	0.1	—	4.5
Market gains and losses	62.2	61.4	(0.8)	—	—	1.6
Foreign currency translation	0.4	0.3	0.1	—	—	—
December 31, 2020	$370.6	$306.4	$37.0	$1.0	$—	$26.2

Average AUM	$301.9	$237.5	$40.8	$0.8	$—	$22.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f) (continued)

By client domicile: (in billions)	Total	Americas	U.K	EMEA Ex UK	Asia
December 31, 2019	$297.0	$240.0	$0.7	$51.4	$4.9
Long-term inflows	106.6	67.6	0.7	35.5	2.8
Long-term outflows	(90.5)	(59.5)	(0.9)	(27.9)	(2.2)
Long-term net flows	16.1	8.1	(0.2)	7.6	0.6
Net flows in non-management fee earning AUM(a)	(5.1)	3.6	0.2	(9.6)	0.7
Net flows in money market funds	—	—	—	—	—
Total net flows	11.0	11.7	—	(2.0)	1.3
Market gains and losses	62.2	51.4	0.1	9.0	1.7
Foreign currency translation	0.4	(0.1)	—	0.5	—
December 31, 2020	$370.6	$303.0	$0.8	$58.9	$7.9

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. For quarterly AUM, the average AUM for Invesco Great Wall included in the yield calculation in the three months ended December 31, 2020 was $60.4 billion (September 30, 2020: $51.0 billion; 2020: $50.0 billion; 2019: $35.6 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.

(c)Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 11 of this release for a reconciliation of operating revenues to net revenues.

(d)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.

(e)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of December 31, 2020 includes $108.5 billion in money market AUM and $168.0 billion in non-management fee earning AUM (September 30, 2020: $109.3 billion and $145.2 billion, respectively; December 31, 2019: $91.4 billion and $126.8 billion, respectively).

(f)Passive AUM include index-based ETFs, unit investment trusts (UITs), non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.
(g)The acquisition of OppenheimerFunds on May 24, 2019 added $224.4 billion in AUM at that date.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM Ahead of Benchmark				% of AUM In Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (5%)	16%	12%	8%	12%	28%	28%	24%	17%
U.S. Growth (7%)	87%	87%	53%	53%	87%	87%	87%	53%
U.S. Value (7%)	27%	11%	3%	3%	4%	—%	—%	—%
Sector (2%)	99%	97%	76%	96%	62%	59%	79%	60%
UK (1%)	13%	25%	18%	40%	16%	6%	9%	26%
Canadian (0%)	—%	—%	—%	12%	11%	—%	—%	11%
Asian (3%)	79%	79%	92%	88%	53%	46%	78%	79%
Continental European (2%)	14%	5%	9%	90%	13%	5%	9%	68%
Global (7%)	71%	71%	72%	87%	78%	29%	32%	47%
Global Ex U.S. and Emerging Markets (13%)	89%	89%	89%	98%	29%	87%	71%	88%
Fixed Income (1)
Money Market (15%)	81%	99%	100%	100%	78%	78%	78%	99%
U.S. Fixed Income (11%)	67%	82%	84%	95%	65%	63%	88%	92%
Global Fixed Income (6%)	84%	84%	87%	96%	53%	54%	60%	70%
Stable Value (5%)	100%	100%	100%	100%	97%	100%	100%	100%
Other (1)
Alternatives (8%)	26%	34%	73%	37%	35%	33%	40%	56%
Balanced (8%)	79%	75%	53%	60%	55%	52%	54%	91%

Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. AUM measured in the one, three, five and ten year quartile rankings represents 53%, 52%, 51% and 47%of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 63%, 62%, 60% and 55% of total Invesco AUM as of 12/31/20. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect percentage of 5-year total ranked AUM. As of December 31, 2020, total ranked AUM is $711.0 billion (53% of total Invesco AUM) for 1 year, $700.5 billion (52% of total Invesco AUM) for 3 years, $694.0 billion (51% of Invesco AUM) for 5 years and $631.5 billion (47% of total Invesco AUM) for 10 years.

Invesco Ltd.
Supplemental Information(1)

	For the three months ended December 31, 2020			For the three months ended December 31, 2019
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,320.6	$254.0	$1,066.6	$1,534.3	$485.7	$1,048.6
Cash flows from operating activities	567.6	(18.5)	586.1	447.3	(42.0)	489.3
Cash flows from investing activities	(36.1)	21.3	(57.4)	(656.1)	(573.1)	(83.0)
Cash flows from financing activities	(55.6)	35.0	(90.6)	341.5	781.0	(439.5)
Increase/(decrease) in cash and cash equivalents	475.9	37.8	438.1	132.7	165.9	(33.2)
Foreign exchange movement on cash and cash equivalents	46.4	13.5	32.9	34.2	0.6	33.6
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(3.6)	(3.6)	—	—	—	—
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$1,839.3	$301.7	$1,537.6	$1,701.2	$652.2	$1,049.0

	For the year ended December 31, 2020			For the year ended December 31, 2019
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,701.2	$652.2	$1,049.0	$1,805.4	$657.7	$1,147.7
Cash flows from operating activities	1,230.3	(72.7)	1,303.0	1,116.6	(158.3)	1,274.9
Cash flows from investing activities	(865.1)	(735.4)	(129.7)	(1,425.4)	(1,507.4)	82.0
Cash flows from financing activities	(285.9)	426.3	(712.2)	201.3	1,674.6	(1,473.3)
Increase/(decrease) in cash and cash equivalents	79.3	(381.8)	461.1	(107.5)	8.9	(116.4)
Foreign exchange movement on cash and cash equivalents	53.3	25.8	27.5	10.7	(7.0)	17.7
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	5.5	5.5	—	(7.4)	(7.4)	—
Invesco and CIP cash, cash equivalents and restricted cash, end of the period(2)	$1,839.3	$301.7	$1,537.6	$1,701.2	$652.2	$1,049.0

(1)    These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2)     The end of period cash excluding CIP at December 31, 2020 includes restricted cash of $129.2 million (2019: none).

Invesco Ltd.
Supplemental Information(1)

	As of December 31, 2020				As of December 31, 2019
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,408.4	$—	$—	$1,408.4	$1,049.0	—	—	$1,049.0
Unsettled fund receivables	109.4	—	—	109.4	162.7	—	—	162.7
Investments	826.8	(421.4)	—	1,248.2	829.5	(640.2)	—	1,469.7
Investments and other assets of CIP	8,085.5	8,085.5	—	—	7,980.9	7,980.9	—	—
Cash and cash equivalents of CIP	301.7	301.7	—	—	652.2	652.2	—	—
Assets held for policyholders	7,582.1	—	7,582.1	—	10,835.6	—	10,835.6	—
Goodwill and intangible assets, net	16,221.9	—	—	16,221.9	15,867.7	—	—	15,867.7
Other assets (2)	1,968.3	(5.1)	—	1,973.4	2,042.7	(5.6)	—	2,048.3
Total assets	36,504.1	7,960.7	7,582.1	20,961.3	39,420.3	7,987.3	10,835.6	20,597.4
LIABILITIES
Debt of CIP	6,714.1	6,714.1	—	—	6,234.6	6,234.6	—	—
Other liabilities of CIP	588.6	588.6	—	—	949.6	949.6	—	—
Policyholder payables	7,582.1	—	7,582.1	—	10,835.6	—	10,835.6	—
Unsettled fund payables	98.4	—	—	98.4	154.2	—	—	154.2
Long-term debt	2,082.6	—	—	2,082.6	2,080.3	—	—	2,080.3
Other liabilities (3)	4,417.6	—	—	4,417.6	4,464.2	(35.2)	—	4,499.4
Total liabilities	21,483.4	7,302.7	7,582.1	6,598.6	24,718.5	7,149.0	10,835.6	6,733.9
EQUITY
Total equity attributable to Invesco Ltd.	14,361.8	(0.1)	—	14,361.9	13,862.5	(0.1)	—	13,862.6
Noncontrolling interests (4)	658.9	658.1	—	0.8	839.3	838.4	—	0.9
Total equity	15,020.7	658.0	—	14,362.7	14,701.8	838.3	—	13,863.5
Total liabilities and equity	$36,504.1	$7,960.7	$7,582.1	$20,961.3	$39,420.3	$7,987.3	$10,835.6	$20,597.4

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include restricted cash, accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.